Exhibit 99.2

Form of Election Form

[IBT Bancorp, Inc. Logo]	[S&T Bancorp, Inc. Logo]
, 2008

To the Shareholders of IBT:

As described in the proxy statement/prospectus we previously delivered to you, S&T Bancorp, Inc. and IBT Bancorp, Inc. have entered into an Agreement and Plan of Merger, dated December 16, 2007, providing for the merger of IBT into S&T. IBT shareholders will have the opportunity to vote on the adoption of the Agreement and Plan of Merger at a special meeting of IBT shareholders, which will be held on May 13, 2008.

If the merger is completed, IBT will merge with and into S&T, and you will be entitled to elect to receive your merger consideration in the form of S&T common stock, cash or a combination of both. Subject to the election and adjustment procedures described in this document and the proxy statement/prospectus, you will be entitled to receive, in exchange for each share of IBT common stock you hold at the time of the merger, consideration, without interest (i) a cash payment of $31.00, or (ii) between 0.93 and 0.97 of a share of S&T common stock. The precise fraction of a share will be based upon the average of the high and low sale prices for S&T common stock for the twenty trading day period preceding the date of the special meeting. The federal income tax consequences of the merger to you will depend on whether you receive cash, S&T common stock, or a combination of cash and S&T common stock in exchange for your shares of IBT common stock.

Pursuant to the terms of the merger agreement, 55% of the total number of shares of IBT common stock to be converted in the merger will be converted into stock consideration, and the remaining outstanding shares of IBT common stock (excluding shares of IBT common stock to be cancelled in accordance with the terms of the merger agreement) will be converted into cash consideration. As a result, if more IBT shareholders make valid elections to receive either S&T common stock or cash than is available as merger consideration under the merger agreement, those IBT shareholders electing the over-subscribed form of consideration will have the over-subscribed consideration proportionately reduced and substituted with consideration in the other form, despite their elections.

You may specify different elections with respect to different shares that you hold (if, for example, you own 100 shares of IBT common stock, you could make a cash election with respect to 50 shares and a stock election with respect to the other 50 shares).

S&T will not issue fractional shares or certificates for fractional shares. Instead, S&T will pay to each holder of IBT common stock who would otherwise be entitled to a fractional share an amount in cash, without interest, equal to the value of the fractional share multiplied by the average of the high and low sale prices of S&T common stock for each of the twenty trading days prior to the date of the special meeting. You should carefully read the proxy statement/prospectus (including the merger agreement attached as Annex A to the proxy statement/prospectus).

We are asking you now to elect the form of consideration you wish to receive. The accompanying Election Form must be completed and returned with your certificates for IBT common stock to the American Stock Transfer and Trust Company, which has been appointed by S&T to act as Exchange Agent for the transaction. As more fully described in the Election Form, you may choose to receive in exchange for the IBT common stock that you own either (x) all cash, (y) all S&T common stock, or (z) a combination of S&T common stock and cash. If you wish to elect the type of consideration that you would like to receive in the merger, you should carefully review and follow the instructions contained in the enclosed Election Form. Please note that any election that you make will be subject to the reallocation procedures in the merger agreement and described in the proxy statement/prospectus to ensure that 55% of the total number of shares of IBT common stock to be converted in the merger will be converted into stock consideration. As a result, we cannot assure you that you will receive the form of consideration you elect to receive.

Please review the enclosed materials carefully and return your completed Election Form at your earliest convenience. To make a valid election for the form of consideration you wish to receive, the enclosed Election Form must be received by the Exchange Agent by 5:00 p.m., Eastern Time, on May 12, 2008.

We make no recommendation about whether you should elect to receive S&T common stock, cash, or a combination of S&T common stock and cash in the merger. Each shareholder must make his or her own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen. If you have a particular preference about the form of consideration you wish to receive for your IBT common stock, we encourage you to make an election because shares for which an election is made will have priority over shares for which no election is made if a reallocation of consideration becomes necessary.

Please make sure that you submit your certificate(s) representing your IBT common stock with your Election Form. If the Exchange Agent does not receive a properly completed Election Form accompanied by your certificate(s), duly endorsed in blank or otherwise in form acceptable for transfer on the books of IBT, your election will be invalid and the form of consideration you receive will be determined for you in accordance with the terms of the merger agreement.

If you have any questions about completion of the Election Form, please call Georgeson Shareholder Communications, Inc. at (866) 729-6810.

IBT Bancorp, Inc.	S&T Bancorp, Inc.

Charles G. Urtin	Robert E. Rout
President and Chief Executive Officer	Senior Executive Vice President, Chief Financial Officer & Secretary

ELECTION FORM

To Accompany Certificates Representing Common Stock of

IBT Bancorp, Inc.

This Election Form relates to the proposed merger of IBT Bancorp, Inc. into S&T Bancorp, Inc. pursuant to the Agreement and Plan of Merger, dated December 16, 2007, by and between S&T and IBT.

Please return your Election Form and the certificate(s) representing your IBT common stock to the American Stock Transfer and Trust Company, the Exchange Agent, as indicated below:

FOR INFORMATION CALL: Georgeson Shareholder Communications, Inc. at (866) 729-6810

If delivering by mail: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Please read carefully the accompanying instructions before completing this Election Form. The instructions contain important information about this Election Form and how to submit your certificates representing IBT common stock.

To make a valid election, your materials must be received by the Exchange Agent not later than 5:00 p.m., Eastern Time, on May 12, 2008.

If you have questions about this Election Form, please contact Georgeson Shareholder Communications, Inc. at (866) 729-6810.

1.	IBT COMMON STOCK — See Instruction 2

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	DESCRIPTION OF SHARES SURRENDERED (Please fill In. Attach separate schedule if needed)

	Certificate No(s)	Number of Shares

TOTAL SHARES

If you hold more certificates representing IBT common stock in the same name(s) as listed above but those certificates are not shown above, please submit those certificates with this form and attach a list of the additional certificate numbers and the number of shares of IBT common stock represented by each certificate.

2.	ELECTION CHOICES — See Instructions 3 to 5

☐ 1	All Cash Election. Mark this box to elect to receive a cash payment of $31.00 per share for all IBT common stock owned.

☐ 2	All Stock Election. Mark this box to elect to receive between 0.93 and 0.97 of a share of S&T common stock based upon the exchange ratio for each share of IBT common stock owned.

☐ 3	Combined Cash/Stock Election. Mark this box to elect to receive a combination of cash in an amount per share equal to the per share consideration and S&T common stock based upon the exchange ratio. If you mark this box you must also indicate below the whole number of your shares of IBT common stock that you wish to exchange for cash and the whole number of your shares of IBT common stock that you wish to exchange for S&T common stock:

(whole numbers only)
(a) IBT common stock to be exchanged for cash:

(b) IBT common stock to be exchange for S&T common stock:

Total IBT common stock owned:*
*	Important: The sum of (a) and (b) must equal the total number of IBT common stock that you own (as listed in Section 1 above)

☐ 4	No Election. I/we make no election. I/we, the undersigned, acknowledge and understand that by making no election the form of consideration that I/we will receive as a result of the merger will be determined in accordance with the terms of the merger agreement.

3.	Certification and Required Signatures — See Instruction 6

I/we, the undersigned, surrender to you for exchange the certificate(s) representing IBT common stock identified in Section 1 above. I/we agree, upon request, to execute and deliver any additional documents S&T or the Exchange Agent tells me/us are necessary or desirable to complete the exchange of my IBT common stock. I/we understand and acknowledge that delivery will be effected and risk of loss and title to my certificate(s) for IBT common stock will pass only upon proper delivery of those certificates to you, as Exchange Agent. I/we certify that I/we have reviewed the accompanying instructions and have complied with all requirements stated therein. I/we acknowledge that any election made in Section 2 above is subject to possible reallocation as provided in the merger agreement and as described in the proxy statement/prospectus. Therefore, I/we acknowledge that I/we may receive a different form of consideration from the form I/we elected. I/we hereby authorize the Exchange Agent to rely upon all representations, certifications, and instructions accompanying this Election Form.

Required Signatures — all shareholders must sign below

Registered Holder	Social Security Number (or Taxpayer Identification Number, if applicable)

Registered Holder	Social Security Number (or Taxpayer Identification Number, if applicable)

Title, if any

Date:	Date:

Box E: SUBSTITUTE FORM W-9

Substitute Form W-9

Part I — PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW. IF YOU ARE AWAITING A TIN, PLEASE WRITE “APPLIED FOR” IN THE SPACE AT THE RIGHT, CHECK THE BOX IN PART III AND SIGN THE CERTIFICATE OF AWAITING TIN BELOW

TIN: Social Security No. Employer Identification No. _______________

Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part II — For Payees exempt from backup withholding, please check here:  ☐

Also see the enclosed Guidelines For Certification of Taxpayer Identification Number on Substitute Form W-9 and complete as instructed therein.

Part III Awaiting TIN: ☐

Part IV — Please check appropriate box for your status:
1) Individual or Sole Proprietor	☐
2) Corporation	☐
3) Partnership	☐
4) Limited liability company	☐ Specify: Specify tax classification: (D=disregarded entity, C=corporation,
P=partnership)

5) Other	☐ Specify:

Certification —Under penalties of perjury, I certify that: (1) The taxpayer identification number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification Instructions —You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

See instructions in the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Taxpayer Name (as shown on your income tax return): Business name, if different from above:

Address:

PLEASE SIGN HERE	Signature	Date

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% ON CASH PAYMENTS TO YOU IN CONNECTION WITH THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART III OF SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (b) I intend to mail or deliver an application in the near future, I understand that if I do not provide a taxpayer identification number all reportable payments made to me will be subject to backup withholding.

Signature:	Date:

INSTRUCTIONS

TO

ELECTION FORM

Please follow these instructions carefully when completing this Election Form.

1.	ELECTION DEADLINE. To be effective, a properly completed Election Form accompanied by the certificate(s) representing all of the holder’s IBT common stock must be received by the American Stock Transfer and Trust Company, the Exchange Agent, not later than 5:00 p.m., Eastern Time, on May 12, 2008 (the “Election Deadline”). Holders of IBT common stock whose Election Form and certificates are not properly submitted by the Election Deadline (or who revoke their Election Form) will be considered Non-Electing shareholders. See Instruction 4 below.

2.	DESCRIPTION OF CERTIFICATES. Insert in the box in Section 1 of the Election Form the certificate number(s) that you are surrendering herewith and the number of shares of IBT common stock represented by each certificate. If this certificate information is already provided in the box in Section 1, confirm the information provided and make any necessary corrections. If the space provided in the box in Section 1 is insufficient, attach a separate sheet referencing Section 1 of the Election Form and listing this information.

3.	ELECTION OPTIONS. In Section 2 of the Election Form please indicate whether you would like to receive in exchange for your IBT common stock (w) cash only, (x) S&T common stock only, (y) a combination of cash and S&T common stock, or (z) “No Election.” You may make only one of these choices. Note that the exact fraction of a share of S&T common stock you receive in exchange for each share of IBT common stock will be calculated using formulas stated in the merger agreement and described in the proxy statement/prospectus. Please see “The Merger Agreement — Consideration To Be Received in the Merger” beginning on page 43 of the proxy statement/prospectus for information about the per share cash consideration and the calculation of the exchange ratio.

All elections made by IBT shareholders will be subject to reallocation and proration as described in the merger agreement and in the proxy statement/prospectus if the available cash or the available S&T common stock are oversubscribed. As a result, we cannot assure you that you will receive the form of consideration that you elect to receive. Please see “The Merger Agreement — Proration Procedures” beginning on page 44 of the proxy statement/prospectus for information about possible prorations.

None of S&T, IBT, or the Exchange Agent makes any recommendation about whether a holder should elect to receive cash, S&T common stock, or a combination of S&T common stock and cash in the merger. Each holder must make his or her own decision about the election, bearing in mind the consideration received and the tax consequences of the election chosen.

4.	CHANGE OR REVOCATION OF ELECTION. A holder of IBT common stock who has made an election may, at any time before the Election Deadline, (x) change the election by submitting a new Election Form in accordance with the procedures described herein, if received by the Exchange Agent before the Election Deadline, or (y) revoke the holder’s election and withdraw the certificate(s) representing the holder’s IBT common stock deposited with the Exchange Agent by providing written notice to the Exchange Agent by 5:00 p.m., Eastern Time, on the business day immediately before the Election Deadline.

5.	NON-ELECTING STOCK. Holders of IBT common stock who select “No Election” in Section 2 of the Election Form, or who fail to submit a properly completed Election Form together with the certificate(s) representing their IBT common stock by the Election Deadline, or who revoke their previously submitted Election Form and withdraw their certificates without timely submitting a new Election Form, will be deemed to have made a “non-election.” Holders of IBT common stock who are deemed to have made a non-election will receive all cash, all S&T common stock, or a combination of cash and S&T common stock as determined in accordance with the terms of the merger agreement.

6.	SIGNATURES. The signature or signatures on the Election Form should correspond exactly with the name or names on the face of the certificate(s) unless the IBT common stock has been transferred by the registered holder(s), in which case the signature or signatures on the Election Form should correspond exactly with the name of the last transferee endorsed on the certificate(s) or indicated on the stock power(s) accompanying the certificate(s). If the Election Form is signed by a person other than the registered owner of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock power(s), in either case signed by the registered owner(s) corresponding with the name(s) set forth on the certificate(s), and the signature(s) appearing on the endorsement(s) or stock power(s) and on the Election Form must be guaranteed by an eligible guarantor institution that is a member in the Medallion Signature Guarantee Program.

If the Election Form is signed by a trustee, executor, administrator, guardian, officer of a corporation, attorney-in-fact, or other person acting in a representative or fiduciary capacity, the person signing must give the person’s full title in that capacity and must submit appropriate evidence of authority to act in that capacity to the Exchange Agent with the Election Form.

7.	METHOD OF DELIVERY. The method of delivery of the Election Form and certificates representing IBT common stock and all other required documents is at the option and sole risk of the holder. Delivery of any certificates will be effected and risk of loss and title to the certificates will pass only upon proper delivery of the certificates to the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, or overnight delivery service is recommended.

8.	FORM W-9. Under the federal income tax law, a shareholder is required to provide S&T with such shareholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Form W-9 unless that shareholder is exempt from backup withholding (as described below). If the certificate(s) is in more than one name or is not in the name of the actual owner, consult the enclosed Form W-9 instructions for additional guidance on which TIN to report. FAILURE TO PROVIDE S&T BY THE TIME OF ANY CASH PAYMENT BY S&T THE INFORMATION ON THE FORM W-9 MAY SUBJECT A SHAREHOLDER THAT WILL RECEIVE CASH TO 28% FEDERAL INCOME TAX BACKUP WITHHOLDING ON SUCH CASH PAYMENT BY S&T. Such a shareholder should consult the enclosed Form W-9 instructions if a TIN has not been issued and the shareholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and S&T is not provided with the shareholder’s TIN before payment is made, S&T will withhold 28% on all cash payments by S&T for such shareholder’s shares. Please review the enclosed Form W-9 instructions for additional details on which Taxpayer Identification Number to give S&T.

Certain persons (including among others; all corporations and certain foreign individuals are exempt from backup withholding. Please refer to the instructions accompanying the enclosed Form W-9 to determine if you are exempt from backup withholding and, if so, how to complete the Form W-9. All United States persons (including resident alien individuals) that make a cash election must complete the Form W-9 and return it to S&T at the address for delivery of the Election Form. Nonresident alien individuals and certain foreign entities that make a cash election or a mixed election and are not subject to backup withholding or are subject to a reduced rate of backup withholding should complete the appropriate Form W-8 and return it to S&T at the address for delivery of the Election Form before any cash payment is made by S&T. An appropriate Form W-8 and its accompanying instructions may be obtained at any Internal Revenue Service office. FAILURE TO PROVIDE S&T BY THE TIME OF ANY CASH PAYMENT BY S&T A COMPLETED FORM W-9, MAY SUBJECT SUCH A SHAREHOLDER THAT MAKES A CASH ELECTION OR A MIXED ELECTION TO 28% FEDERAL INCOME TAX BACKUP WITHHOLDING ON SUCH CASH PAYMENT BY S&T.

9.	LOST, STOLEN OR DESTROYED CERTIFICATES. If a certificate representing any of your IBT common stock is lost, stolen, or destroyed, you must contact Registrar and Transfer Company (the Transfer Agent) at (800) 525-7686. You may also notify the Transfer Agent in writing at Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016, or online at https://www.rtco.com/s/inv/report_lost_certificates.asp. In addition, you may fax your request to the Transfer Agent at (908) 497-2311. Please note that the Exchange Agent will not accept your Election Form without a stock certificate for the shares to be exchanged.

10.	DETERMINATIONS. All determinations concerning this Election Form, including determinations about the effectiveness of any elections or the computation of allocations, will be made by S&T and/or the

Exchange Agent. S&T and/or the Exchange Agent shall have the right, in their sole and absolute discretion, to reject any and all Election Forms that are not in proper form and to waive any irregularities. Neither S&T nor the Exchange Agent is under any obligation to inform any holder of IBT common stock of any defect in an Election Form.

11.	QUESTIONS. If you have questions regarding the Election Form, please contact Georgeson Shareholder Communications, Inc. at (866) 729-6810.

GUIDELINES FOR CERTIFICATION

OF TAXPAYER IDENTIFICATION NUMBER

ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All “Section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

	FOR THIS TYPE OF ACCOUNT:	GIVE THE NAME AND SOCIAL SECURITY NUMBER OF:

	1. Individual	The individual

	2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account(1)

	3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)

4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee(1)

	b. So-called trust account that is not a legal or valid trust under state law	The actual owner(1)

	5. Sole proprietorshp or disregarded entity (e.g., LLC with a single owner not electing corporate status)	The owner(3)

	FOR THIS TYPE OF ACCOUNT:	GIVE THE NAME AND EMPLOYER IDENTIFICATION NUMBER OF:

	6. A valid trust, estate, or pension trust	The legal entity(4)

	7. Corporate or LLC electing corporate status	The corporation

	8. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

	9. Partnership or multi-member LLC not electing corporate status	The partnership

	10. A broker or registered nominee	The broker or nominee

	11. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural progrm payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)

You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or your employer identification number (if you have one).

(4)

List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card (for individuals), from your local Social Security Administration office. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can obtain Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Payees Exempt From Backup Withholding

Payees specifically exempted from backup withholding include:

An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).

The United States or any of its agencies or instrumentalities.

A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

A foreign government or any of its political subdivisions, agencies or instrumentalities.

An international organization or any of its agencies or instrumentalities.

Payees that may be exempt from backup withholding include:

A corporation.

A foreign central bank of issue.

A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

A futures commission merchant registered with the Commodity Futures Trading Commission.

A real estate investment trust.

An entity registered at all times during the tax year under the Investment Company Act of 1940.

A common trust fund operated by a bank under Section 584(a).

A financial institution.

A middleman known in the investment community as a nominee or custodian.

A trust exempt from tax under Section 664 or described in Section 4947.

The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 11.

IF THE PAYMENT IS FOR . . .	THEN THE PAYMENT IS EXEMPT FOR . . ..

Interest and dividend payments	All exempt recipients except for 8

Broker transactions	Exempt recipients 1 through 11. Also, a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the box in Part II of the Substitute W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

Privacy Act Notice. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

Penalties

(1)	Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)	Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE